Item 7
                                                         Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-8 (Numbers 33-36798, 33-53685 and 33-54197) and on Form S-3 (Numbers 33-58810, 33-61379,
333-33495 and 333-66127) of Potomac Electric Power Company of our report dated January 25, 1999 appearing on page 38 of Exhibit 99 of the Current Report on Form 8-K of Potomac Electric Power Company dated January 29, 1999.





/s/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Washington, D.C.
January 29, 1999